Exhibit (j) under Form N-1A
                                             Exhibit (23) under Item 601/Reg.S-K





            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 82 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated September 12, 2005 on Money Market Management, Automated Government Money Trust, Trust for U.S. Treasury Obligations, Liberty U.S. Government Money Market Trust, Federated Short-Term U.S. Government Trust, Automated Cash Management Trust, Federated Master Trust, Liquid Cash Trust, Trust for Government Cash Reserves, Federated Capital Reserves Fund, Federated Government Reserves Fund, and Federated Municipal Trust (twelve of the portfolios constituting Money Market Obligations Trust) included in the Annual Reports to Shareholders for the fiscal year ended July 31, 2005.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
September 26, 2005